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                                                                   Exhibit 23.2

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Marquee Holdings Inc. of our report relating to the financial statements of AMC Entertainment Inc. dated June 21, 2004, except for
Note 17 as to which the date is July 30, 2004, and Note 18 as to which the date is March 4, 2005, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Kansas City, Missouri
May 11, 2005